ADDITIONAL INFORMATION (UNAUDITED)

RESULTS OF ANNUAL SHAREHOLDER VOTE

	An Annual Meeting of Shareholders of the COMPANY was held at The Westin, 1500 Town Center, Southfield, Michigan, on July 27, 2001 for the following purposes:

To elect seven Directors to hold office until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

        Directors Elected at Meeting      Votes For
        ----------------------------    -------------
        Joseph A. Ahern                  33,248,808
        Richard W. Holtcamp              33,200,726
        Dennis D. Johnson                33,116,874
        Harry Kalajian                   33,210,342
        Janice Loichle                   33,264,478
        Thomas L. Saeli                  33,241,409
        John C. Shoemaker                33,264,478

To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the COMPANY for the fiscal year ending December 31, 2001.

          Votes For:              33,282,659
          Votes Against:              46,534
          Votes to Abstain:           60,924